UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2024

Olo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Hudson Street 10th Floor New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

(212) 260-0895
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement.

Effective March 30, 2024 (the “Effective Date”), Olo Inc. (“Olo”) entered into a Third Amendment to the Restated Delivery Network Agreement (the “Third Amendment”), which further amends the Restated Delivery Network Agreement, dated April 22, 2021 (together with the subsequent amendments on July 30, 2021 and April 4, 2022, the “Agreement”), with DoorDash, Inc. (“DoorDash”). The Third Amendment extends the term of the Agreement for a duration of three years from the Effective Date (the “Initial Term”) and the Agreement will automatically renew in increments of one year unless a party provides the other with written notice of non-renewal (any such renewal term(s) together with the Initial Term, the “Term”). Pursuant to the Third Amendment, the parties have agreed to the commercial terms of their arrangement during the Term. Olo and DoorDash have also agreed to work together on certain mutual product and feature updates in connection with the Third Amendment.

The foregoing description of the material terms of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the Third Amendment, which Olo intends to file as an exhibit to Olo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 or an earlier filed periodic report. Olo intends to claim confidential treatment for certain portions of the Third Amendment pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olo Inc.

Dated: April 1, 2024

By:	/s/ Noah H. Glass
Noah H. Glass Chief Executive Officer (Principal Executive Officer)